UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2016

Commission File Number 001-35844

Pinnacle Foods Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 541-6620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with its previously-announced acquisition of Boulder Brands, Inc. (“Boulder”), Pinnacle Foods Inc. (NYSE: PF) announced that its indirect wholly-owned subsidiary, Pinnacle Foods Finance LLC (“Pinnacle Finance”), priced a private offering of $350 million aggregate principal amount of senior unsecured notes due 2024 (the “Notes”) at 5.875%. The Notes are expected to be issued on or around January 15, 2016.

Pinnacle Finance intends to use the net proceeds from the offering, together with the proceeds from previously-announced term loan borrowings under its senior secured credit facilities and cash on hand, to finance the acquisition of Boulder, repay debt outstanding under Boulder’s existing credit facilities and pay transaction costs.

The Notes will be co-issued with Pinnacle Finance’s wholly-owned subsidiary, Pinnacle Foods Finance Corp., and guaranteed by Pinnacle Foods Inc. and all of Pinnacle Finance’s existing and future domestic subsidiaries that guarantee Pinnacle Finance’s senior secured credit facilities, subject to certain exceptions.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of Pinnacle Foods Inc. issued January 11, 2016, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	January 11, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Pinnacle Foods Inc. issued January 11, 2016, furnished herewith.